UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 17, 2009, Old National Bancorp’s (the “Company”) wholly-owned subsidiary, Old National Bank (the “Bank”), and its wholly-owned subsidiary, Indiana Old National Insurance Company (the “Insurance Co.”) completed a sale (the “Sale”) to National City Commercial Capital Company, LLC (“National City”) of the Bank’s and Insurance Co.’s right, title and interest in, to and under certain financing contracts (collectively, the “Contracts”) in respect of the leasing and financing of the acquisition, ownership, and operation of various types of equipment and other goods, software and other personal property to, among others, governmental authorities.
     The Sale was completed pursuant to a purchase agreement (the “Purchase Agreement”) entered into on the same date. In consideration for the sale of the Contracts, National City paid the Bank an aggregate cash amount equal to $259.6 million, which represents a 4.25% discount on the present value of the payment stream of the Contracts. In addition to the cash consideration, National City assumed certain obligations of the Bank and Insurance Co. with respect to the Contracts. The Purchase Agreement contains representations and warranties which are standard in a transaction of this nature, and indemnification provisions which may, upon the occurrence of certain events, result in the Bank and Insurance Co. becoming obligated to repurchase some, or all, of the Contracts.
     Also on September 17, 2009, the Bank entered into a servicing agreement (the “Servicing Agreement”) with National City pursuant to which the Bank agreed to service and administer the Contracts until November 1, 2009. The Servicing Agreement is subject to extension by National City through December 31, 2009. In consideration for servicing and administering the Contracts on behalf of National City through November 1, 2009, the Bank shall receive no consideration in addition to the consideration it received under the Purchase Agreement. In the event that the Servicing Agreement is extended beyond November 1, 2009, the Bank shall receive a monthly servicing fee of $20,000.00 for the additional periods.
     The foregoing descriptions of the Purchase Agreement and the Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Servicing Agreement which are attached as Exhibits 10.01 and 10.02 hereto, and are incorporated into this report by reference.
ITEM 7.01. REGULATION FD DISCLOSURE.
     The Company expects to recognize an after tax loss related to the Sale of the Contracts of approximately $(0.9) million, including fees associated with the Sale, in the third quarter of 2009.
Forward-Looking Statement
This report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with the Company’s business, competition, government legislation and policies, ability of the Company to execute its business plan, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this report, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 10.01	Purchase Agreement, dated September 17, 2009, by and among, Old National Bank, Indiana Old National Insurance Company and National City Commercial Capital Company, LLC.

Exhibit 10.02	Servicing Agreement, dated September 17, 2009, by and among Old National Bank, Indiana Old National Insurance Company and National City Commercial Capital Company, LLC.
* * * * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp (Registrant)
Date: September 18, 2009	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

Exhibit 10.01	Purchase Agreement, dated September 17, 2009, by and among, Old National Bank, Indiana Old National Insurance Company and National City Commercial Capital Company, LLC.
Exhibit 10.02	Servicing Agreement, dated September 17, 2009, by and among Old National Bank, Indiana Old National Insurance Company and National City Commercial Capital Company, LLC.